Exhibit 28(j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A, Post-Effective Amendment No. 32 to File No. 33-40771; Amendment No. 39 to File No. 811-05502) of Comstock Funds, Inc. of our report dated June 24, 2011 included in the 2011 annual report to shareholders.
/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP
Philadelphia, Pennsylvania
August 24, 2011